Exhibit 10.4.6

Addendum of Unprotected Lease Agreement dated March 27, 2014 Made and executed in Tel Aviv on the [handwritten: 15th] day of December, 2019 Between: Ogen Yielding Real Estate Ltd., Company No. 520033093 Of 3 Har Sinai St., Tel Aviv (Hereinafter: the "Lessor") The first party; And between: PolyPid Ltd., Company No. 514105923 By its authorized signatories Of 18 HaSivim St., Petah Tikva (Hereinafter: the "Lessee") The second party; Whereas: On March 27, 2014 the Lessee and the Lessor signed a lease agreement [hereinafter: the "Original Agreement"] according to which the Lessee leases the Leased Premises within their meaning in the Original Agreement; And whereas: On July 1, 2014, July 23, 2017, November 28, 2017, January 22, 2018 and November 4, 2018 the Lessor and the Lessee signed the Addenda of the Original Agreement in connection with the Leased Premises [the Original Agreement and Addenda thereof shall be referred hereinafter: the "Lease Agreement"]; And whereas: The Lessee requested from the Lessor to increase the area of the Leased Premises and lease an additional area of 55 sq.m. gross (including a relative part in the public areas) on the ground floor in the Tamar Building (hereinafter: the "Additional Area") and the Lessor agreed to the request of the Lessee as said, and all in accordance with and subject to the provisions set forth in this Addendum hereunder; [Signed] Ogen Yielding Real Estate Ltd. PolyPid Ltd.

2 Therefore, it is Declared, Stipulated and Agreed between the Parties as Follows: 1. Preamble 1.1. The preamble to this Addendum constitutes an integral part hereof. 1.2. The entire definitions used in this Addendum shall have the meaning assigned thereto in the Lease Agreement, except for the terms defined in this Addendum differently and in conformance to the agreements set out in herein. 1.3. The entire provisions set forth in the Lease Agreement shall continue to be in full force and effect, mutatis mutandis, with the exception of the provisions set forth in this Addendum in respect of which the parties agreed that they shall take precedence over the provisions set forth in the Lease Agreement. 1.4. The provisions set forth in this Addendum shall be interpreted as adding to the provisions set forth in the Lease Agreement and shall not derogate therefrom. 2. Definitions: 2.1. The Additional Area – an area of approximately 55 sq.m. gross on the ground floor in the Tamar Building, "Ogen Park" in HaSivim St., Petah Tikva, as stated in the blueprint attached as Appendix A of this Addendum. 2.2. Basic index – the consumer price index of September 2019 that was published on October 15, 2019. 3. Term of Lease of the Additional Area: 3.1. The Lessee leases from the Lessor the Additional Area as of December 15, 2019 (hereinafter: the "Lease Commencement Date") and until the expiration of the Term of Lease set out in the Lease Agreement and Addenda thereof, i.e. until December 31, 2023 (hereinafter: the "Term of Lease of the Additional Area"). 3.2. The Lessee declares that since it leases many areas in the Tamar Building where the Additional Area is situated, it knows well the project and the building where the Additional Area are situated, and that it inspected the [Signed] Ogen Yielding Real Estate Ltd. PolyPid Ltd.

3 physical conditions, the legal status and the drawings and plans of the Additional Area and found them to its satisfaction, and that it leases the Additional Area in its condition at the time of signing this Addendum "AS-IS" and the Lessee shall have no claim and/or suit in respect of the Additional Area and/or condition thereof. 3.3. The Additional Area shall be added to the area of the Leased Premises and shall constitute a part thereof for all intents and purposes, unless otherwise stated expressly in this Addendum. 4. Payment of the rent and management fees for the Additional Area: 4.1. Rent – during the Term of Lease of the Additional Area the Lessee will pay to the Lessor monthly rent in the amount of NIS 55 for each 1 sq.m. of the gross area of the Leased Premises with the addition of linkage differentials to the increase of the index, as of the Basic Index set out in this Addendum and up to the index known on the payment date and with the addition of statutory VAT. Notwithstanding the aforesaid, the Lessee shall be exempt from payment of rent only for the following dates: December 15, 2019 – February 1, 2020 (hereinafter: the "Grace Period"). However, during the Grace Period the Lessee shall be obligated to make all other payments as stated in the Lease Agreement and in this Addendum in respect of the Additional Area such as: management fees, municipal taxes, electricity and water. 4.2. Management fees – during the Term of Lease of the Additional Area the Lessee will pay to the Lessor monthly management fees in the amount of NIS 13 for each 1 sq.m. of the gross area of the Leased Premises with the addition of linkage differentials to the index as of the Basic Index set out in this Addendum and up to the index known on the date of actual payment and with the addition of statutory VAT. 4.3. Rent and management fees will be paid in the manner and on the date set out for their payment in the Lease Agreement. 4.4. In addition, the Lessee shall incur all other payments set out in the Lease Agreement in respect of the Additional Area such as: municipal taxes, electricity, water etc. [Signed] Ogen Yielding Real Estate Ltd. PolyPid Ltd.

4 5. Insurance and securities: 5.1. The Lessee will assure that the insurances that were taken out in respect of the Leased Premises will also include the Additional Area for the entire Term of Lease of the Additional Area. The Lessee will provide the said insurances to the Lessor following its demand. 5.2. The entire securities that were provided by the Lessee by virtue of the Lease Agreement and Addenda thereof will also be used for the purpose of fulfilling the undertakings of the Lessee in accordance with this Addendum. 6. General: 6.1.It is clarified that any breach of this Addendum by the Lessee shall constitute breach of the Lease Agreement and the Lessor may seek the entire reliefs set out in the Lease Agreement including Addenda thereof without derogating from the rights of the Lessor in accordance with the provisions set forth in this Agreement and/or in accordance with the provisions set forth in any law. 6.2.In the event of discrepancy between the provisions of the Lease Agreement and the provisions set forth in this Addendum the provisions set forth in this Addendum shall take precedence. And in witness hereof the parties are hereby undersigned: [Signature and Stamp: Ogen Yielding Real Estate Ltd.] [Signature and Stamp: PolyPid Ltd. Amir Weisberg CEO] The Lessor The Lessee [Signed] Ogen Yielding Real Estate Ltd. PolyPid Ltd.

5 [Signed] Ogen Yielding Real Estate Ltd. PolyPid Ltd.

6 [Signed] Ogen Yielding Real Estate Ltd. PolyPid Ltd. [handwritten: addition of the area of the ground floor in the Tamar Building for PolyPid 55 sq.m.]